Daniel R. Leonard
2155 Dauphin Street
Mobile, Alabama 36606
251-445-1168

December 27, 2015

To the Board of Directors of Punch TV Studios, Inc.:

We have audited the accompanying financial statements of Punch TV Studios, Inc. (the "Company"), which comprise the balance sheets as of August 31. 2015, and the related statements of operations, changes in stockholders’ deficit, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of  financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the  financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Daniel R. Leonard
2155 Dauphin Street
Mobile, Alabama 36606
251-445-1168

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Punch TV Studios, Inc. as of August 31, 2015, and the results of its operations and accounting principles generally accepted in the United States of America.

Signature,

/s/ Daniel Leonard
Daniel Leonard